UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	GME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 2, 2022, the stockholders of GameStop Corp. (the “Company”) adopted and approved the Company’s 2022 Incentive Plan (the “2022 Plan”) at its 2022 annual meeting of stockholders (the “Annual Meeting”). A summary of the material terms of the 2022 Plan is included under the heading “Proposal 2: Approval of the GameStop Corp. 2022 Incentive Plan” in the definitive proxy statement filed by the Company in connection with the Annual Meeting with the Securities and Exchange Commission on April 21, 2022, which summary is incorporated herein by reference. The summary of the 2022 Plan is qualified in its entirety by reference to the full text of the 2022 Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 2, 2022, the Company’s stockholders approved an amendment (the “Charter Amendment”) to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Class A Common Stock (the “Common Stock”) to 1,000,000,000. The Charter Amendment became effective upon its filing with the Secretary of State of the State of Delaware on June 3, 2022.
The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 2, 2022, the Company held its Annual Meeting. At the Annual Meeting, the stockholders voted on (1) the election of directors; (2) the adoption and approval of the 2022 Plan; (3) an advisory, non-binding resolution regarding the compensation of the Company’s named executive officers; (4) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2023; and (5) the approval of the Charter Amendment.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Matthew Furlong	46,496,353	165,625	194,988	10,168,511
Alain (Alan) Attal	45,448,440	1,046,793	361,733	10,168,511
Lawrence (Larry) Cheng	46,175,297	451,342	230,327	10,168,511
Ryan Cohen	46,598,446	178,453	80,067	10,168,511
James (Jim) Grube	46,237,165	315,739	304,062	10,168,511
Yang Xu	46,016,187	541,574	299,205	10,168,511
Proposal 2: Adoption and Approval of the GameStop Corp. 2022 Incentive Plan.
The Company’s stockholders approved the 2022 Plan, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,124,864	2,601,247	130,853	10,168,511
Proposal 3: Advisory Non-binding Vote on Executive Compensation.
The Company’s stockholders approved, on an advisory, non-binding basis, the compensation of the named executive officers of the Company, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,519,065	2,076,581	261,318	10,168,511

Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm.
The Company’s stockholders approved the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 28, 2023, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,206,132	530,992	288,351	—
Proposal 5: Approval of Charter Amendment.
The Company’s stockholders approved the Charter Amendment, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,145,489	3,769,297	110,690	—
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation
10.1	GameStop Corp. 2022 Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: June 3, 2022	By:	/s/ Michael Recupero
Michael Recupero Chief Financial Officer